UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2023
________________________________________
 Twilio Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37806	26-2574840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
101 Spear Street, Fifth Floor
San Francisco, California 94105
(Address of principal executive offices) (Zip Code)

(415) 390-2337
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	TWLO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 3.03 Material Modification of Rights of Security Holders.
On June 28, 2023, each outstanding share of the Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”), of Twilio Inc. (the “Company”, “we” or “our”), automatically converted (the “Conversion”) into one share of the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”). No additional shares of Class B Common Stock will be issued following the Conversion.
The Conversion occurred pursuant to Article IV, Section D.3(e) of the Certificate of Incorporation, which provides that each one outstanding share of Class B Common Stock will convert automatically, without any further action, into one share of Class A Common Stock at 5:00 p.m. in New York City, New York on the first trading day falling on or after the seventh year anniversary of the acceptance of the Certificate of Incorporation for filing by the Secretary of State of the State of Delaware. Immediately following the Conversion, there were approximately 181 million shares of Class A Common Stock outstanding.
Pursuant to Article IV, Section D.3(e) and (g) of the Certificate of Incorporation, shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided in Article IV, Section D.3 of the Certificate of Incorporation (including in connection with the Conversion) will be retired and may not be reissued. In accordance with Article IV, Section D.3(e) of the Certificate of Incorporation and Section 243 of the Delaware General Corporation Law (the “DGCL”), on June 28, 2023, the Company filed a Certificate of Retirement with the Secretary of State of the State of Delaware effecting the retirement of all of the shares of the Class B Common Stock that were issued but not outstanding following the Conversion (the “Certificate of Retirement”).
The Conversion had the following effects, among others, on the holders of shares of Class B Common Stock:
Voting Power. Prior to the Conversion, holders of shares of Class B Common Stock were entitled to cast ten votes per share on any matter submitted to a vote of the Company’s stockholders. As a result of the Conversion, all former holders of shares of Class B Common Stock are now holders of an equal number of shares of Class A Common Stock, which are entitled to cast only one vote per share on all matters subject to a stockholder vote. In addition, the provisions of the Certificate of Incorporation and Delaware law that entitled the holders of shares of Class A Common Stock and Class B Common Stock, in certain circumstances, to separate class voting rights, are no longer applicable as a result of the Conversion.
Economic Interests. Because holders of shares of Class A Common Stock are entitled to the same economic interests to which former holders of shares of Class B Common Stock were entitled before the Conversion, including with regard to dividends, liquidation rights and treatment in connection with a change of control or merger transaction, the Conversion had no impact on the economic interests of former holders of shares of Class B Common Stock.
Capitalization. The Conversion had no impact on the total number of the Company’s outstanding shares of capital stock, as the shares of Class B Common Stock converted into an equivalent number of shares of Class A Common Stock. Pursuant to Section 243 of the DGCL, the filing of the Certificate of Retirement had the effect of amending the Certificate of Incorporation such that, upon the effectiveness of the Certificate of Retirement, the Company’s total number of authorized shares of capital stock was reduced by the number of the retired shares of Class B Common Stock.
2008 Stock Option Plan. Upon the Conversion, outstanding stock options that were exercisable for shares of Class B Common Stock and issued under the Company’s 2008 Stock Option Plan remained unchanged, except that such stock options now represent the right to receive shares of Class A Common Stock.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described under Item 3.03, on June 28, 2023, the Company filed the Certificate of Retirement with the Secretary of State of the State of Delaware to effect the retirement of the shares of Class B common stock that were issued but not outstanding following the Conversion and to accordingly reduce the Company’s total number of authorized shares of capital stock by the number of retired shares of Class B Common Stock.

The foregoing description of the Certificate of Retirement is a summary only and is qualified in its entirety by reference to the full text of (a) the Certificate of Retirement, a copy of which is attached as Exhibit 3.1 hereto, and (b) the Certificate of Incorporation, a copy of which is incorporated by reference herein as Exhibit 3.2 hereto, and both of which are incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

The Class A Common Stock will continue to trade on The New York Stock Exchange under the ticker symbol “TWLO” following the Conversion and will maintain the same CUSIP number previously assigned to the Class A Common Stock.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX
Exhibit Number		Incorporated by Reference
	Description	Form	File No.	Exhibit	Filing Date

3.1	Certificate of Retirement

3.2	Amended and Restated Certificate of Incorporation of Twilio Inc.	S-1/A	333-211634	3.1	June 13, 2016

104	Cover Page with Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWILIO INC.

June 29, 2023	By:	/s/ Dana R. Wagner
	Name:	Dana R. Wagner
	Title:	Chief Legal Officer